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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of LECG Corporation on Form S-1 of our report dated March 22, 2004 (which report expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of a new accounting standard) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
November 8, 2004

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  Exhibit 23.1